                                                                [EXECUTION COPY]


                                  $25,000,000

                               LIQUIDITY FACILITY

                           Dated as of March 30, 1998

                                     among

                    EVENFLO & SPALDING HOLDINGS CORPORATION,
                                as a Guarantor,

                      SPALDING & EVENFLO COMPANIES, INC.,
                                as the Borrower,

                         BANK OF AMERICA NATIONAL TRUST
                             & SAVINGS ASSOCIATION,
                            as Administrative Agent,

                       MERRILL LYNCH CAPITAL CORPORATION,
                            as Documentation Agent,

                            NATIONSBANK N.A. SOUTH,
                             as Syndication Agent,

                                      and

                   THE FINANCIAL INSTITUTIONS PARTIES HERETO,
                                  as Lenders.


                                  ARRANGED BY

                        BANCAMERICA ROBERTSON STEPHENS,
                              MERRILL LYNCH & CO.,
                                      AND
                     NATIONSBANC MONTGOMERY SECURITIES LLC

                               TABLE OF CONTENTS

                                                                                                                     PAGE
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
                                                   ARTICLE I

                                                  DEFINITIONS

1.1.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.2.  Other Interpretive Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
1.3.  Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                   ARTICLE II

                                                 THE COMMITMENTS

2.1.  Amounts and Terms of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
2.2.  Loan Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
2.3.  Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
2.4.  Voluntary Termination or Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
2.5.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
2.6.  Mandatory Prepayments of Loans and Automatic Reduction of Commitments . . . . . . . . . . . . . . . . . . . . .  16
2.7.  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
2.8.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
2.9.  Availability of Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
2.10.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
2.11.  Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
2.12.  Payments by the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
2.13.  Payments by the Lenders to the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
2.14.  Sharing of Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                   ARTICLE III

                                                     GUARANTY

3.1.  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
3.2.  Guaranty Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
3.3.  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances . . . . . . . . . . . . . . . . . .  21
3.4.  Waiver by Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
3.5.  Subrogation and Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
3.6.  Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                   ARTICLE IV

                                                     TAXES

4.1.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21





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                               TABLE OF CONTENTS
                                   CONTINUED

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
4.2.  Increased Costs and Reduction of Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
4.3.  Notice from Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
4.4.  Change of Lending Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
4.5.  Notice of Certain Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
4.6.  Replacement of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
4.7.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                    ARTICLE V

                                                CONDITIONS PRECEDENT

5.1.  Conditions of Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.2.  Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                     ARTICLE VI

                                              REPRESENTATIONS AND WARRANTIES

6.1.  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
6.2.  Corporate Authorization; No Contravention; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
6.3.  Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.4.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.5.  ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.6.  Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.7.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.8.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.9.  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.10.  Trademarks, Copyrights, Patents and Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.11.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.12.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.13.  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                 ARTICLE VII

                                             AFFIRMATIVE COVENANTS

7.1.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.2.  Amendments, etc. to Holdings Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.3.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.4.  Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.5.  Pledged Stock of Foreign Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





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                               TABLE OF CONTENTS
                                   CONTINUED

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
                                                     ARTICLE VIII

                                                  NEGATIVE COVENANTS

                                                      ARTICLE IX

                                                   EVENTS OF DEFAULT

9.1.  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
9.2.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.3.  Rights Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                     ARTICLE X

                                                    THE AGENTS

10.1.  Appointment and Authorization; "Administrative Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
10.2.  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
10.3.  Limitation on Liability of Agents and Agent-Related Persons  . . . . . . . . . . . . . . . . . . . . . . . . .  37
10.4.  Reliance by Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
10.5.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
10.6.  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
10.7.  Indemnification of Agents and Agent-Related Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
10.8.  Agents in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
10.9.  Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
10.10.  Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
10.11.  Collateral Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
10.12.  Copies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                     ARTICLE XI

                                                    MISCELLANEOUS

11.1.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
11.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
11.3.  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
11.4.  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
11.5.  Borrower Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
11.6.  Marshalling; Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
11.7.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
11.8.  Assignments, Participations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





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                               TABLE OF CONTENTS
                                   CONTINUED

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
11.9.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.10.  Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.11.  Notification of Addresses, Lending Offices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.12.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.13.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.14.  No Third Parties Benefited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.15.  Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.16.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.17.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48





                                   SCHEDULES


Schedule A                  Guarantors
Schedule 2.1                Lenders, Commitments and Loan Percentages
Schedule 6.3                Governmental Authorizations
Schedule 6.4                Litigation
Schedule 6.5                ERISA
Schedule 6.11               Subsidiaries
Schedule 11.2               Lending Offices; Addresses for Notices


                                    EXHIBITS


Exhibit A               Form of Notice of Borrowing
Exhibit B               [Reserved]
Exhibit C               Form of Guaranty
Exhibit D               Form of Pledge Agreement
Exhibit E               Form of Security Agreement
Exhibit F-1             Form of Legal Opinion of Simpson Thacher & Bartlett, Special Counsel
                          to the Obligors
Exhibit F-2             Form of Legal Opinion of General Counsel to the Borrower
Exhibit G               Form of Note
Exhibit H               Form of Assignment and Acceptance


Annex 1                 Form of Holdings Credit Agreement Amendment


                                 Schedule 11.2

Notices to the Administrative Agent:
Notices to Agent:

Bank of America
Agency Management 10831
1455 Market Street, 12th Fl
San Francisco, CA 94103
Attn.: Patrick W. Zetzman
T 415-436-2776
F 415-436-3425

Payment Office of the Administrative Agent:

Bank of America National Trust
 & Savings Association
Agency Administrative Services 5596
1850 Gateway Boulevard, 5th Fl
Concord, CA 94520
Attn.: Annie Cuenco
T: 925-675-8421
F: 925-675-8500
ABA #: 121 000 358
Attn. Agency Administrative Services 5596
Re: Spalding & Evenflo Companies, Inc.

Notices to the Borrower:

Spalding & Evenflo Companies, Inc.
P.O. Box 30101 - Tampa, FL 33630-3101
601 South Harbor Island Blvd.
Suite 200 Tampa, FL 33602-3141
Attn.: Michael Kipphut
T: 813-204-5200
F: 813-204-5219

                               LIQUIDITY FACILITY

         LIQUIDITY FACILITY, dated as of March 30, 1998, among SPALDING & EVENFLO COMPANIES, INC., a Delaware corporation (the "Borrower"), EVENFLO & SPALDING HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders", and, individually, a "Lender") and BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("BofA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), MERRILL LYNCH CAPITAL CORPORATION ("Merrill"), as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), NATIONSBANK N.A. SOUTH ("NationsBank"), as syndication agent for the Lenders (in such capacity, the "Syndication Agent"; and, together with the Administrative Agent and the Documentation Agent, the "Agents" and each an "Agent").


                              W I T N E S S E T H:

         WHEREAS, the Borrower is a direct, wholly-owned subsidiary of Evenflo & Spalding Holdings Corporation, a Delaware corporation ("Holdings");

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a Commitment pursuant to which Loans up to an aggregate principal amount of $25,000,000 may be borrowed from time to time from and after the Closing Date to the Commitment Termination Date;

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend the Commitment and make such Loans;

         WHEREAS, all Obligations hereunder and under the other Loan Documents will be guaranteed by Holdings and each of its Domestic Subsidiaries (other than the Borrower); and

         WHEREAS, all Obligations hereunder and under the other Loan Documents will be secured on (a) a first priority basis by (i) a pledge of all issued and outstanding capital stock of each of the Borrower's Domestic Subsidiaries that are Material Subsidiaries, (ii) 65% of the issued and outstanding capital stock of all direct Foreign Subsidiaries of the Borrower or a Domestic Subsidiary, in each case, that are Material Subsidiaries, and (iii) substantially all of the assets, properties and revenues of Holdings and each of its Domestic Subsidiaries; and (b) on a pari passu basis with the obligations under, and in connection with, the Holdings Credit Agreement, by a pledge of all the issued and outstanding stock of the Borrower;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1. Certain Defined Terms. Except where the context otherwise requires, capitalized terms used in this Agreement (whether or not underscored) shall have the meanings ascribed thereto in the Holdings Credit Agreement as in effect on the date hereof, and the following terms shall have the following meanings:

         "Administrative Agent" means BofA in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, together with any successor administrative agent appointed in accordance with Section 10.9.

         "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.2 or such other address as the Administrative Agent may from time to time specify in writing.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Agent-Related Persons" means BofA and any successor administrative agent appointed in accordance with Section 10.9, together with their respective Affiliates (including, in the case of BofA, BancAmerica Robertson Stephens, in its role as a Co-Arranger of the Facilities), the Documentation Agent, together with its Affiliates (including Merrill Lynch & Co., in its role as a Co-Arranger of the Facilities), the Syndication Agent, together with its Affiliates (including NationsBanc Montgomery Securities LLC, in its role as a Co-Arranger of the Facilities), and the officers, directors, employees and agents of each of the foregoing Persons and Affiliates.

         "Agent" and "Agents" are defined in the preamble.

         "Agreement" means, on any date, this Liquidity Facility as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Assignment and Acceptance" has the meaning specified in clause (a) of
Section 11.8.

         "Available Commitment Amount" means $25,000,000; provided, that until (but not after) the effectiveness of the amendment to the Holdings Credit Agreement as contemplated by the Form of Holdings Credit Agreement Amendment, the Available Commitment Amount will be reduced by usage of the lien basket provided in Section 8.1(q) of the Holdings Credit Agreement, as incorporated herein pursuant to Article VIII hereof (other than usage resulting from the effectiveness of this Agreement) and by an interest reserve in respect of this Agreement of $800,000.

         "Available Portion" means, as to any Lender, the product of (a) such Lender's Commitment and (b) the percentage obtained by dividing the Available Commitment Amount by the Commitments.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

         "Bank Book" means the Bank Book, dated March 23, 1998 and delivered by the Borrower to the Lenders on such date.

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change, or on a daily basis in the case of clause (a) above.

         "BofA" has the meaning specified in the preamble.

         "Borrower" has the meaning specified in the preamble.

         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day by the Lenders under Article II.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.3.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial lenders in New York City, Chicago, Illinois or San Francisco, California are authorized or required by law to close.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

         "capital stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of, or ownership interests in, such Person, including if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of its Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection therewith.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "Change of Control" means, and shall be deemed to have occurred if:
(a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; (b) KKR, its successors and its Affiliates and management of the Borrower shall cease to own in the aggregate, directly or indirectly, beneficially and of record, a majority of the outstanding Voting Stock of the Borrower (other than as the result of (i) one or more public offerings of common stock of the Borrower or (ii) a widely distributed private placement of common stock of the Borrower that does not provide any special director designation or special election rights or other special corporate governance rights to the holders of such shares, in each case whether by the Borrower or another Person); or (c) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of the Borrower that exceeds in the aggregate the percentage of such Voting Stock then beneficially owned, directly or indirectly, by KKR, its successors and its Affiliates and management of the Borrower or (d) a "Change of Control" as defined in the Holdings Credit Agreement) shall have occurred.

         "Closing Date" means the date on which the conditions precedent set forth in Section 5.1 have been satisfied.

         "Co-Arrangers" means, collectively, BancAmerica Robertson Stephens, Merrill Lynch & Co., and NationsBanc Montgomery Securities LLC.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Commitment" has the meaning specified in Section 2.1; collectively, for all Lenders, the "Commitments".

         "Commitment Fee" means the fee set forth in clause (b) of Section
2.10.

         "Commitment Termination Date" means the earlier to occur of:

                 (a)  August 31, 1998; and

                 (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Continuing Director" means, at any date, an individual (a) who is a member of the Board of Directors of the Borrower, as the case may be, on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of such Board of Directors at least since the Closing Date), or (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or Persons nominated by KKR or has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Designated Property" means (a) the real property upon which the plant located in Chicopee, Massachusetts and the plant located in Piqua, Ohio are situated, and all buildings, other improvements and fixtures thereon, or (b) any other single plant in substitution of any one of the foregoing plants selected by the Agents for which the provision of a lien thereon is reasonably practicable.

         "Disposition" means the sale, conveyance, issuance or other disposition of any property, business or assets by the Borrower or any Restricted Subsidiary (including receivables and capital stock of or owned by the Borrower or such Restricted Subsidiary, and in all cases whether now owned or hereafter acquired), other than (a) the issuance of capital stock of the Borrower, (b) sales, conveyances or other dispositions in the ordinary course of business (including sales, conveyances or other dispositions of inventory in the ordinary course) and (c) sales of accounts receivable and capital stock owned by any Domestic Subsidiary to S&E Finance, effected on not more than one occasion during any Fiscal Year of the Borrower, and the consideration for which consists solely of a promissory note of S&E Finance payable to such Domestic Subsidiary, provided that (i) the transferor thereof shall repurchase all such accounts receivable and capital stock from S&E Finance not later than five Business Days following the date of the original transfer thereof, the consideration for which shall consist solely of the creation of an intercompany liability on the books of the repurchasing transferor that is promptly set off by S&E Finance against its obligations under the promissory note issued by it to such repurchasing transferor, (ii) no such transfer shall be effected if a Default or an Event of Default shall have occurred and be continuing and (iii) no such transfer shall be effected unless, giving effect to any liability or obligation incurred in connection therewith, S&E Finance shall be solvent immediately before and after giving effect to the acquisition of such accounts receivable and capital stock. For purposes of the immediately preceding sentence, S&E Finance shall be solvent if (A) each of the fair value and the present fair saleable value of S&E Finance's assets is greater than its debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the amount required to pay such debts and liabilities as such debts and liabilities become absolute and mature, (B) S&E Finance is able and expects to be able to pay its debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) as they mature and (C) S&E Finance has sufficient capital to carry on its business as conducted and as proposed to be conducted.

         "Documentation Agent" means Merrill Lynch Capital Corporation, in its capacity as documentation agent for the Lenders hereunder and under the other Loan Documents.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

         "Eligible Assignee" means and includes each Holdings Credit Agreement Lender as of record on March 23, 1998.

         "Environmental Laws" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, pertaining to pollution (including hazardous, toxic or dangerous substances), natural resources or the environment, whether federal, state, or local, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as the same may be further amended (hereinafter collectively called "CERCLA").

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Holdings within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means any of the following if such event or occurrence could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (b) a withdrawal by Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or any ERISA Affiliate.

         "Event of Default" means any of the events or circumstances specified in Section 9.1.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Facilities" means the credit facilities hereunder, i.e., to provide Loans pursuant to the Commitment.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions selected by the Administrative Agent.

         "Fee Letter" has the meaning specified in clause (a) of Section 2.10.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" has the meaning specified in Section 7.14 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof.

         "Fiscal Year End" has the meaning specified in Section 7.14 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof.

         "Foreign Subsidiary" means any Subsidiary of the Borrower (a) which is organized under the laws of any jurisdiction outside of the United States of America, (b) which conducts the major portion of its business outside of the United States of America and (c) all or substantially all of the property and assets of which are located outside of the United States of America.

         "Form of Holdings Credit Agreement Amendment" means the form of amendment to the Holdings Credit Agreement, attached hereto as Annex 1, describing the amendments and modifications to certain terms and provisions of the Holdings Credit Agreement.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Article VIII, including defined terms as used therein, are subject (to the extent provided therein) to the immediately succeeding sentence. Except as otherwise specifically provided herein, all computations determining compliance with
Article VIII, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of Holdings described in Section 6.9. At any time the computations determining compliance with Article VIII utilize accounting principles different from those utilized in the financial statements furnished to the Lenders pursuant to
Section 7.1 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof, such financial statements shall be accompanied by reconciliation work-sheets.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" means, collectively, at any time, the guarantors parties at such time to the Guaranty.

         "Guaranty" means the Guaranty set forth in Article III and the Guaranty to be duly executed and delivered (a) initially, by each of the Subsidiaries listed on Schedule A hereto pursuant to this Agreement and (b) thereafter, in addition thereto by any Person which becomes a Subsidiary, substantially in the form of Exhibit C hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Hazardous Materials" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (a) any substance that is a "hazardous substance" under CERCLA and (b) petroleum wastes or products.

         "Holdings" has the meaning specified in the preamble.

         "Holdings Credit Agreement" means the Credit Agreement, dated as of September 30, 1996, among Holdings, the various financial institutions from time to time party thereto, BofA, as swing line lender, fronting lender and administrative agent, Merrill, as documentation agent, and NationsBank N.A. South, as syndication agent, as amended or modified prior to the date hereof and as further amended, supplemented, amended and restated or otherwise modified from time to time.

         "Holdings Credit Agreement Lender" means each financial institution party to, and considered a "Lender" under, the Holdings Credit Agreement as of March 23, 1998.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (c) obligations incurred in connection with banker's acceptances and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (d) all Capitalized Lease Liabilities (as defined in the Holdings Credit Agreement, as incorporated by reference herein pursuant to Article VIII hereof); (e) all Indebtedness referred to in clauses (a) through (d) above secured by any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (f) all monetary obligations of such Person under Swap Contracts; and (g) without duplication, all Contingent Obligations (as defined in the Holdings Credit Agreement, as incorporated by reference herein pursuant to Article VIII hereof) of such Person; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

         "Indemnified Liabilities" has the meaning specified in clause (a) of
Section 11.5.

         "Indemnified Person" has the meaning specified in clause (a) of
Section 11.5.

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, rehabilitation, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "KKR" means Kohlberg Kravis Roberts & Co., L.P.

         "Lender" and "Lenders" have the meaning specified in the preamble, including each financial institution identified on Schedule 2.1 and each permitted successor or assign thereof. References to the "Lenders" shall include BofA, but not in its capacity as Administrative Agent; for purposes of classification only, to the extent that BofA may have any rights or obligations in addition to those of the Lenders due to its status as Administrative Agent, its status as such will be specifically referenced.

         "Lender Default" means (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1, in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" on Schedule 11.2, or such other office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or similar encumbrance of any kind, or any other type of similar preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" and "Loans" have the respective meanings specified in Section
2.1.

         "Loan Documents" means this Agreement, any Notes, the Guaranty, the Pledge Agreement, the Security Agreement, each Mortgage and the Fee Letter.

         "Loan Percentage" means, as to any Lender, the percentage which (a) the amount of such Lender's Commitment (or, after termination or expiration of the Commitments, the outstanding principal amount of such Lender's Loans) is of
(b) the aggregate amount of all Commitments (or, after termination or expiration of the Commitments, the outstanding principal amount of all Loans).

         "Majority Lenders" means, at any time, Lenders having or holding at least 51% of the sum of the aggregate Commitments (or, after termination or expiration of the Commitments, the outstanding principal amount of all Loans) at such time.

         "Material Adverse Change" means any change in the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower and the other Obligors taken as a whole to perform their obligations under this Agreement and the other Loan Documents taken as a whole.

         "Material Adverse Effect" means a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole that would materially adversely affect (a) the ability of the Borrower and the other Obligors taken as a whole to perform their obligations under this Agreement and the other Loan Documents taken as a whole or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents taken as a whole.

         "Material Subsidiary" means, at any time, S&E Finance and each Subsidiary having at such time either (a) net sales (on a consolidated basis, excluding revenues received by any Subsidiary from the Borrower or any other Subsidiary) for the applicable Test Period in excess of 5% (or, in the case of Foreign Subsidiaries for purposes of Section 7.11 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof, only, 10%) of the net sales of the Borrower and its Subsidiaries for such Test Period or (b) total assets (on a consolidated basis), as of the last day of the preceding Fiscal Quarter, constituting in excess of 5% (or, in the case of Foreign Subsidiaries for purposes of Section 7.11 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof, only, 10%) of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 7.1 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof, in accordance with GAAP (it being acknowledged and understood that, in the event the determination of whether a Subsidiary is a Material Subsidiary is to be made on or about the date such Subsidiary was created or acquired, such determination shall be made on a pro forma basis as if such Subsidiary were a Subsidiary at the commencement of such Test Period for the purposes of clause (a) above and on the last day of such Fiscal Quarter for the purposes of clause (b) above).

         "Merrill" has the meaning specified in the preamble.

         "Mortgage" means, collectively, each mortgage or deed of trust executed and delivered pursuant to the terms of this Agreement, including
Section 7.4 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof, in form and substance reasonably satisfactory to the Agents.

         "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "NationsBank" has the meaning specified in the preamble.

         "Net Disposition Proceeds" means, as to any Disposition by a Person (other than a Disposition permitted pursuant to clause (a), (b) or (c) of Section 8.2 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VIII hereof), proceeds in cash as and when received by such Person, net of (a) the costs and expenses relating to such Disposition, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but Net Disposition Proceeds shall include the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes,
(c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Restricted Subsidiaries (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

         "Net Issuance Proceeds" means, as to any issuance of indebtedness for borrowed money or incurrence of Capitalized Lease Liabilities by any Person, cash proceeds received by such Person in connection therewith, net of costs and expenses paid or incurred in connection therewith.

         "Non-U.S. Lender" has the meaning specified in clause (d) of Section
4.1.

         "Non-U.S. Participant" means a Participant that is not incorporated or organized in or under the laws of the United States of America or a state thereof.

         "Note" means a promissory note, if any, executed by the Borrower in favor of a Lender pursuant to clause (b) of Section 2.2, in substantially the form of Exhibit G hereto, and also means all promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A hereto.

         "Obligations" means, at any time, all monetary obligations of any type or description owing at such time by the Borrower and any other Obligor to any Lender, the Administrative Agent or any Indemnified Person under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Obligor" means the Borrower, Holdings and each other Guarantor.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation.

         "Originating Lender" has the meaning specified in clause (e) of
Section 11.8.

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant" has the meaning specified in clause (e) of Section 11.8.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) with respect to which the Borrower or any ERISA Affiliate may have any liability.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Holdings sponsors or maintains or to which Holdings makes, is making or is obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means the Pledge Agreement executed and delivered by Holdings, the Borrower and each Domestic Subsidiary which is a Material Subsidiary pursuant to Section 5.1, substantially in the form of Exhibit D hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Pro Rata Share" means, as to any Lender at any time, its Loan Percentage.

         "Register" has the meaning specified in clause (c) of Section 11.8.

         "Replaced Lender" has the meaning specified in Section 4.6.

         "Replacement Lender" has the meaning specified in Section 4.6.

         "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means, with respect to any Person, its chief executive officer, its president or any vice president, managing director, treasurer, controller or other officer thereof having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the controller of the Borrower, or any other officer having substantially the same authority and responsibility.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Agreement" means the Security Agreement executed and delivered by the Borrower and each Domestic Subsidiary pursuant to Section 5.1, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Domestic Subsidiary of the Borrower.

         "Swap Contract" means any agreement relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Syndication Agent" means NationsBank, in its capacity as syndication agent for the Lenders hereunder and under the other Loan Documents.

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on any Lender or the Administrative Agent as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

         "Test Period" means, for any determination under this Agreement at any time, the four consecutive Fiscal Quarters of the Borrower then last ended.

         "Trademarks" means, collectively, trademarks, service marks, trade names, logos, trade dress and trademark and service mark applications, registrations and recordings, including all rights relating thereto arising under common law.

         "Transferee" has the meaning specified in clause (f) of Section 11.8.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

         "Voting Stock" means, with respect to any Person, shares of such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

         1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" is not limiting and means "including without limitation."

                 (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) (i) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Borrower and the other parties, and are the products of all parties.

                 (ii) No Agent and no Lender has any fiduciary relationship with or duty to the Borrower or any of its Subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

                 (iii) No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         1.3. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.


                                   ARTICLE II

                                THE COMMITMENTS

         2.1. Amounts and Terms of Commitments. Each Lender severally agrees, on the terms and conditions set forth herein (including Section 2.9), to make loans to the Borrower (each such loan, a "Loan"; collectively, the "Loans") from time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount specified for such Lender on Schedule 2.1 (such amount, as the same may be reduced under Section 2.4 or clause (d) of Section 2.6, or as a result of one or more assignments under Section 11.8, such Lender's "Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Available Commitment Amount. Within the limits of the Available Portion of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, repay under Section 2.5 and reborrow from time to time under this Section 2.1.

         2.2. Loan Accounts. (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent clearly demonstrable error of the amount of the Loans made by the Lenders to or for the account of the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

         (b) Upon the request of any Lender made through the Administrative Agent, solely to facilitate the pledge or assignment of its Loans to any Federal Reserve Bank pursuant to clause (g) of Section 11.8, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender is irrevocably authorized by the Borrower to endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender's record shall be conclusive absent clearly demonstrable error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

         2.3. Procedure for Borrowing. (a) Each Borrowing shall be made upon the Borrower's irrevocable written or telephonic notice delivered to the Administrative Agent (if in writing) in the form of a Notice of Borrowing (any such notice to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the requested Borrowing Date (if telephonic, confirmed thereafter in writing in the form of a Notice of Borrowing), specifying:

                 (i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof; and

                 (ii)  the requested Borrowing Date, which shall be a Business
         Day.

         (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

         (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 1:00 p.m. (New York City time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of BofA (or any successor to BofA as Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders or by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower, in each case in like funds as received by the Administrative Agent.

         (d) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower (or a designee of such Responsible Officer). In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

         2.4. Voluntary Termination or Reduction of Commitments. The Borrower may, upon not less than three Business Days' prior written notice to the Administrative Agent, terminate the Commitments or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Loan Percentage. All accrued commitment fees to but not including the effective date of any termination in full of all Commitments shall be paid on the effective date of such termination.

         2.5. Optional Prepayments. The Borrower may, at any time or from time to time, upon prior irrevocable written notice to the Administrative Agent by 11:00 a.m. (New York City time) one Business Day in advance, prepay Loans, in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment.

         2.6. Mandatory Prepayments of Loans and Automatic Reduction of Commitments. (a) Following the repayment in full of all Term Loans (as such term is defined in the Holdings Credit Agreement) and all accrued but unpaid interest thereon:

                 (i) Asset Dispositions. In the event that the Net Disposition Proceeds of any Disposition (such Disposition, a "Current Disposition") (other than a Disposition permitted pursuant to clause
         (a), (b) or (c) of Section 8.2 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VIII hereof), and of all prior Dispositions as to which a prepayment has not yet been made under this subclause (i), shall equal or exceed $250,000 then, the Borrower or such Subsidiary shall, concurrently with the receipt of the Net Disposition Proceeds of the Current Disposition, apply 100% of the Net Disposition Proceeds of the Current Disposition and all such prior Dispositions.

                 (ii) Indebtedness Issuance. If, subject to the written consent of the Majority Lenders, the Borrower shall issue Indebtedness for borrowed money or incur Capitalized Lease Liabilities not otherwise permitted to be issued or incurred pursuant to Article VIII, the Borrower shall, concurrently with the receipt by the Borrower of Net Issuance Proceeds of such issuance or incurrence, make a mandatory prepayment of the Loans (and after such Loans are paid in full, accrued and unpaid interest and all other Obligations) in an aggregate amount equal to 100% of such Net Issuance Proceeds.

                 (iii) Casualty Proceeds. If during any Fiscal Year one or more Casualty Events shall have occurred for which the Borrower or any Subsidiary shall receive Casualty Proceeds in excess of $1,000,000 during such Fiscal Year, then the Borrower or such Subsidiary may (provided that no payment Default or Event of Default is continuing at such time), within 365 days after the receipt by the Borrower or such Subsidiary of such Casualty Proceeds, reinvest up to 100% of such Casualty Proceeds to replace or repair the assets that were the subject of such Casualty Event(s). Any Casualty Proceeds that are not reinvested in accordance with the previous sentence shall be applied to prepay Loans (and after such Loans are paid in full, accrued and unpaid interest and all other Obligations), (x) in the case of the continuance of a payment Default or an Event of Default at such time, on the day such Casualty Proceeds are received, in an amount equal to 100% of such Casualty Proceeds, and
         (y) otherwise on the Business Day immediately succeeding the last day of such 365-day period, in an aggregate amount equal to the portion of such Casualty Proceeds not so reinvested.

         (b) Outstanding Loans. If on any date the outstanding principal amount of the Loans exceeds the Available Commitment Amount then in effect, the Borrower shall promptly repay on such date the principal amount of Loans in an amount equal to such excess.

         (c) Telephonic Notice. Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower (or a designee of such Responsible Officer). In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

         (d) Automatic Reduction of Commitment Amount. Any prepayment made pursuant to Section 2.6(a) shall result in an automatic reduction of the Commitment Amount equal to the amount so prepaid.

         2.7. Repayment. The Borrower shall repay to the Lenders on the Commitment Termination Date the aggregate principal amount of Loans outstanding on such date, together with all accrued and unpaid interest thereon and all other Obligations owing under this Agreement.

         2.8. Interest. (a) Rate. Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus 1.50%.

         (b) Payment Dates. Interest on each Loan shall be paid in arrears the last Business Day of each calendar month.

         (c) Default Rate. Notwithstanding clause (a) of this Section, if any amount of principal of or interest on any Loan or any other monetary Obligation is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Borrower agrees to pay interest on such unpaid principal or interest or other monetary Obligation, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 3.5%.

         (d) Maximum Rate. Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

         2.9. Availability of Facilities. No Lender shall be permitted or required, and the Borrower shall not be entitled to request any Lender, to make any Loan if the aggregate principal amount of all

Revolving Loans, Swingline Loans and Special Facility Obligations (in each case, as such terms are defined in the Holdings Credit Agreement) outstanding at such time is less than $230,000,000.

         2.10. Fees. (a) Fees. The Borrower shall pay a fee to each Co-Arranger for such Co-Arranger's account, in each case, as required by the letter agreement (the "Fee Letter") among the Borrower, the Co-Arrangers and the Agents dated as of March 30, 1998.

         (b) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily unused Available Portion of such Lender's Commitment, computed and payable on a monthly basis in arrears on the last Business Day of each calendar month based upon the daily utilization for that month, at a rate per annum equal to 0.50%. Such commitment fee shall accrue from the Closing Date to the Commitment Termination Date, with the final payment to be made in any event on the Commitment Termination Date. The commitment fees provided in this clause shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.11. Computation of Fees and Interest. (a) All computations of interest on Loans and commitment fees shall be made on the basis of a year of 365 days and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from (and including) the first day thereof to (but excluding) the last day thereof.

         (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of clearly demonstrable error. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

         2.12. Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12:00 noon (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 3:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Administrative Agent receives written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         2.13. Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives written notice from a Lender prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this clause (a) shall be conclusive, absent clearly demonstrable error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall immediately pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.14. Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its ratable share (or other share contemplated hereunder) of such Loans, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of clearly demonstrable error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                                  ARTICLE III

                                    GUARANTY

         3.1. The Guaranty. Holdings hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest of the Loans and all other Obligations of the Borrower and each other Obligor hereunder and under any other the Loan Document. Upon failure by the Borrower or any such other Obligor to pay punctually any such amount, Holdings shall be obligated forthwith on demand to pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.

         3.2. Guaranty Unconditional. The obligations of Holdings hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Obligor under the Loan Documents, by operation of law or otherwise;

         (b)  any modification or amendment of or supplement to the Loan
Documents;

         (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Obligor under the Loan Documents;

         (d) any change in the corporate existence, structure or ownership of the Borrower or any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Obligor or their respective assets or any resulting release or discharge of any obligation of the Borrower or any other Obligor contained in the Loan Documents;

         (e) the existence of any claim, set-off or other rights which Holdings may have at any time against the Borrower, any other Obligor, any Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against the Borrower or any other Obligor for any reason of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Obligor of the principal of or interest on any Note or any other amount payable by the Borrower or any other Obligor under the Loan Documents; or

         (g) any other act or omission to act or delay of any kind by the Borrower, any other Obligor, any Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Holdings' obligations hereunder (other than, in each case, the payment of the Obligations in full).

         3.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Holdings' obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Obligors under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, Holdings's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         3.4. Waiver by Holdings. Holdings irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, Holdings, any other Obligor or any other Person.

         3.5. Subrogation and Contribution. Holdings irrevocably waives, until such time as the Commitments shall have terminated and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full, any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

         3.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Holdings hereunder forthwith on demand by the Administrative Agent made at the request of the Majority Lenders.

                                   ARTICLE IV

                                     TAXES

         4.1. Taxes. (a) Any and all payments by the Borrower to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes to the relevant taxing authority or other authority in accordance with applicable law.

         (b) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                 (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                 (ii) the Borrower shall make such deductions and withholdings; and

                 (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (c) The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes and (ii) Other Taxes that are payable by such Lender or the Administrative Agent and any penalties, interest, additions to tax, expenses or other similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date the Lender or the Administrative Agent makes written demand therefor.

         (d) Each Lender that is not incorporated or organized in or under the laws of the United States of America or a state thereof (a "Non-U.S. Lender") shall:

                 (i) deliver to the Borrower and the Administrative Agent, prior to the first day on which the Borrower is required to make any payments hereunder to such Lender, two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

                 (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                 (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Non-U.S. Lender that shall become a Participant pursuant to Section 11.8 or a Lender pursuant to
Section 11.8 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 4.1(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         (e) The Borrower shall not be required to indemnify any Non-U.S. Lender or the Administrative Agent, or to pay any additional amounts to any Non-U.S. Lender or the Administrative Agent, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder) or as of the date such Non-U.S. Lender changes its applicable Lending Office; provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation, transfer or change in Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or change in Lending Office, or (y) such assignment, participation, transfer or change in Lending Office had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (d) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (d) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

         (f) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Taxes at the Borrower's expense if so requested by the Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund of a Tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. Neither the Lenders nor the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this paragraph (f) or any other provision of this Section 4.1.

         (g) Promptly after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to each Lender or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

         4.2. Increased Costs and Reduction of Return. If, after the Closing Date, (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority, or by NAIC or any other comparable agency charged with the interpretation or administration thereof or (iv) compliance by any Lender (or its Lending Office) or any corporation controlling any Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) the amount of such capital is increased as a consequence of its Commitment, loans, credits, participation interests or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, accompanied by a written notice showing in reasonable detail the basis for calculation of any such amounts, the Borrower shall pay to such Lender, from time to time promptly after receipt of such demand and notice as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.3. Notice from Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Administrative Agent) a notice setting forth in reasonable detail the amount payable to the Lender hereunder and the basis therefor and such notice shall be conclusive and binding on the Borrower in the absence of clearly demonstrable error.

         4.4. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.1(b), 4.1(c) or 4.2 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event or take other action, provided that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 4.4 shall affect or postpone any of the Obligations of the Borrower or the right of any Lender provided in Section 4.1(b), 4.1(c) or 4.2.

         4.5. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice or demand required by
Section 4.1 or 4.2 is given by any Lender more than 180 days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Section, such Lender shall not be entitled to compensation under such
Section 4.1 or 4.2, as the case may be, for any such amount incurred or accruing prior to the giving of such notice or demand to the Borrower.

         4.6. Replacement of Lenders. If the Borrower receives notice from any Lender requesting increased costs or additional amounts under Section 4.1 or 4.2, then, in each case, the Borrower shall have the right, so long as no Event of Default shall have occurred and be continuing and unless, such Lender has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Section 4.1 or
4.2 in respect of such conditions, to replace in its entirety such Lender (the "Replaced Lender"), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more other Eligible Assignee(s) (collectively, the "Replacement Lender") acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld); provided, however, that, at the time of any replacement pursuant to this Section 4.6, the Replaced Lender and the Replacement Lender shall enter into (each Replaced Lender hereby unconditionally agreeing to enter into) one or more Assignment and Acceptance agreements (appropriately completed), pursuant to which (i) the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Section 2.10; and (ii) the Borrower shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 4.1 and 4.2 which have accrued to the date of such replacement). Upon the execution of the Assignment and Acceptance agreement(s), the payment of the amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the applicable Notes executed by the Borrower, the Replacement Lender shall automatically become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this

Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into an Assignment and Acceptance Agreement in accordance with the foregoing, it shall be deemed to have entered into such an Assignment and Acceptance Agreement.

         4.7. Survival. The agreements and obligations of the Borrower in this Article IV shall survive the payment of all other Obligations.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. Conditions of Initial Loans. The obligation of each Lender to make its initial Loan hereunder is subject to the fulfillment of the following conditions precedent to the satisfaction of the Agents (all documents to be provided in sufficient quantity so that each Lender may receive a copy):

         (a) Liquidity Facility. The Administrative Agent shall have received full counterparts of this Agreement, duly executed by each party hereto.

         (b) Resolutions; Incumbency. The Administrative Agent shall have received (i) copies of the resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement, each other Loan Document to be delivered by the Borrower and the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower, together with a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder; and
(ii) copies of the resolutions of the board of directors of each of the Guarantors authorizing the delivery, execution and performance by such Guarantor of each Loan Document to which such Guarantor is a signatory, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor, together with a certificate of the Secretary or Assistant Secretary of such Guarantor dated the Closing Date, certifying the names and true signatures of the officers of such Guarantor authorized to execute, deliver and perform each Loan Document to which such Guarantor is a signatory.

         (c) Organization Documents. The Administrative Agent shall have received the articles or certificate of incorporation and the bylaws of each of Obligors for which such documents have not previously been delivered and certified, in each case, as in effect on the Second Amendment Effective Date, certified by the Secretary or Assistant Secretary of such Person as of the Second Amendment Effective Date, together with a certification that any documents which were previously delivered are in full force and effect and have not, since the date of such delivery, been amended.

         (d) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of (i) Simpson Thacher & Bartlett, special counsel to the Obligors and (ii) the General Counsel to the Borrower, in each case, addressed to the Administrative Agent and the Lenders and dated the Closing Date, substantially in the forms of Exhibit F-1 and F-2, respectively.

         (e) Payment of Fees. The Administrative Agent shall have received evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Agreement or the Fee Letter on the Closing Date, together with all reasonable and documented legal costs and expenses of the Agents and Co-Arrangers to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4.

         (f) Guaranty. The Administrative Agent shall have received the Guaranty, duly executed by each Guarantor.

         (g) Pledge Agreement. The Administrative Agent shall have received the Pledge Agreement substantially in the form of Exhibit D, duly executed by Holdings, the Borrower and each Domestic Subsidiary which is a Material Subsidiary, together with all certificates and instruments representing the collateral pledged thereunder, together with undated stock transfer powers executed in blank with respect thereto.

         (h) Security Agreement. The Agents shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by Holdings, the Borrower and each Domestic Subsidiary of the Borrower, together with executed Uniform Commercial Code financing statements (Form UCC-1) naming Holdings, the Borrower and each Domestic Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements.

         (i) Approvals. All necessary material governmental, shareholders' and third-party approvals in connection with the execution, delivery and performance of this Agreement and the other Loan Documents and the other transactions contemplated by this Agreement and the other Loan Documents shall have been duly obtained and all applicable waiting periods shall have expired without, in all such cases, any action being taken by any competent authority that restrains, prevents or imposes materially adverse conditions or material increased costs upon the consummation of this Agreement and the other Loan Documents.

         (j) Certificate. Each of the following statements shall be true and correct on and as of the Closing Date (and the Administrative Agent shall have received a certificate signed by a Responsible Officer, dated as of the Closing Date, to such effect):

                 (i) after giving effect to the effectiveness of the amendment to the Holdings Credit Agreement, the representations and warranties contained in Article VI and in each of the other Loan Documents are true and correct in all material respects on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

                 (ii) no Default or Event of Default exists or would result from the making of the initial Loans or from the grant or perfection of the Lien of the Administrative Agent and the Lenders on the collateral security provided under the Loan Documents; and

                 (iii) except as disclosed to the Holdings Credit Agreement Lenders on March 23, 1998 or as set forth in the bank book delivered to such Holdings Credit Agreement Lenders on such date, no material adverse change has occurred since September 30, 1997 with respect to the operations, business, properties, condition (financial or otherwise) or, as of the Closing Date, prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

Attached to such certificate shall be true and complete (as certified in such certificate), fully executed copies of the Holdings Credit Agreement and each other Loan Document (as such term is defined therein) delivered in connection with the Holdings Credit Agreement, which certificate shall specify that none of the foregoing documents have been amended or otherwise modified except as set forth in such certificate.

         (k) Amendment to Holdings Credit Agreement. The Agents shall have received executed counterparts of the Amendment to Holdings Credit Agreement and each other document deliverable by Holdings or another Obligor thereunder which is a condition precedent to its effectiveness, duly executed by Holdings and the applicable Obligors.

         5.2. Conditions to All Loans. The obligation of each Lender to make any Loan (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) Notice of Borrowing. The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing;

         (b) Continuation of Representations and Warranties. The representations and warranties in Article VI hereof and in the Loan Documents shall be true and correct in all material respects on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

         (c) No Existing Default. No Default or Event of Default shall exist or shall result from the making of such Loans.

         (d) At least $230,000,000 of the Revolving Commitment under the Holdings Credit Agreement shall be drawn at such time.

         Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section 5.2 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and each Lender that:

         6.1.  Corporate Existence and Power.  The Borrower and each other
Obligor:

         (a) is a corporation or other business entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

         (b) has the power and authority to own its assets, carry on its business and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party; and

         (c) is duly qualified as a foreign corporation or other business entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except, in the case of clauses (a) and (b) above, with respect to Material Subsidiaries, and, in the case of clause (c) above, with respect to the Borrower and its Material Subsidiaries, to the extent that the failure of which could not reasonably be expected to have a Material Adverse Effect.

         6.2. Corporate Authorization; No Contravention; Binding Effect. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is a party, the execution, delivery and performance by each other Obligor of each Loan Document to which it is a party, the granting of the Liens contemplated by the Pledge Agreement and the Security Agreement have, in each case, been duly authorized by all necessary corporate or other action, and do not and will not:

         (a) contravene the terms of any of the Borrower's or such other Obligor's Organization Documents;

         (b) conflict with or result in any default, breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Borrower, Holdings or any of its Material Subsidiaries or any Obligor is a party or any material order, injunction, writ or decree of any Governmental Authority to which the Borrower, Holdings or any of its Material Subsidiaries, any Obligor or any of their respective material properties is subject; or

         (c) violate any material Requirement of Law applicable to the Borrower, Holdings or any of its Material Subsidiaries or any Obligor or any of their respective material properties.

This Agreement has been duly executed and delivered by the Borrower and this Agreement and each other Loan Document to which the Borrower or any other Obligor is a party constitutes the legal, valid and binding obligations of the Borrower or such Obligor, as the case may be, enforceable against the Borrower or such Obligor, as the case may be, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

         6.3. Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any other Obligor of this Agreement, any other Loan Document to which the Borrower or any such Obligor is a party or the granting of the Liens contemplated by the Pledge Agreement and the Security Agreement, except (a) for any thereof which have been obtained and are in full force and effect and (b) as such performance or enforcement may be subject to the exceptions set forth in Schedule 6.3.

         6.4. Litigation. Except as set forth on Schedule 6.4, there are no actions, suits or proceedings pending or, to the knowledge of the Holdings, threatened, with respect to the Borrower or Holdings or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect or (ii) that have, or could reasonably be expected to have, a material adverse effect on the rights and remedies of the Lenders taken as a whole or on the ability of the Borrower and the other Obligors to perform their material obligations under the Loan Documents taken as a whole.

         6.5.  ERISA Compliance.  Except as specifically disclosed in Schedule
6.5:

         (a) Each Plan is in compliance in all material respects with the terms thereof and the applicable provisions of ERISA, the Code and other federal or state law except to the extent that failure to comply would not result, individually or in the aggregate, in an amount of liability that could reasonably be expected to have a Material Adverse Effect. Holdings and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which could reasonably be expected to have a Material Adverse Effect if such Pension Plan were then terminated; and (iii) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

         6.6. Regulatory Matters. Neither the making of any Loan hereunder, nor the use of any proceeds thereof, will violate the provisions of Regulation G, T, U or X of the FRB. The Borrower is not an "Investment Company" within the meaning of the Investment Company Act of 1940.

         6.7. Title to Properties. The Borrower, and Holdings and each of its Subsidiaries has good title to, or leasehold interests in, all property necessary for the conduct of their respective businesses free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.8. Taxes. The Borrower, Holdings and its Subsidiaries and all other corporations with whom the Borrower, Holdings or any Subsidiary joins in the filing of a consolidated return have filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required to be filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those not yet delinquent or which are being contested in good faith. The Borrower, Holdings and each of its Subsidiaries and each such other corporation with whom the Borrower, Holdings or any Subsidiary joins in the filing of a consolidated return have paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) in accordance with GAAP for the payment of all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of the Borrower, Holdings and each of its Subsidiaries and each such other corporation with whom the Borrower, Holdings or any Subsidiary joins in the filing of a consolidated return. To the best knowledge of Holdings, there is no proposed tax assessment against the Borrower, Holdings or any Subsidiary or any such other corporation with whom the Borrower, Holdings or any Subsidiary joins in the filing of a consolidated return that could reasonably be expected to have a Material Adverse Effect.

         6.9. Financial Condition. (a) The audited consolidated balance sheet of the Holdings and its Subsidiaries as of September 30, 1997, and the related consolidated statements of earnings and cash flows for the Fiscal Year ended on such date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Holdings and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         (b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1997, and the related consolidated statements of earnings and cash flows for the Fiscal Year ended on such date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations for the period covered thereby (subject to normal year-end adjustments).

         (c) Except as disclosed to the Holdings Credit Agreement Lenders on March 23, 1998 or as disclosed in the Bank Book, since September 30, 1998, there has been no Material Adverse Change.

         6.10. Trademarks, Copyrights, Patents and Licenses, etc. Each of the Borrower, Holdings and its Subsidiaries owns or are licensed or otherwise have the right to use all of the Trademarks, copyrights, patents, licenses and other rights that are reasonably necessary for the operation of each of their respective businesses, without conflict with the rights of any other Person and free of burdensome restrictions, except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.

         6.11. Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 6.11 hereto.

         6.12. Full Disclosure. (a) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries in writing to any Agent and/or any Lender on or before the Closing Date (including all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transactions contemplated herein is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.12(a), such factual information shall not include projections and pro forma financial information.

         (b) The projections and pro forma financial information contained in the Bank Book were or are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results.

         6.13. Compliance with Environmental Laws. The Borrower, Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

         (a) none of the Borrower, Holdings or any of their respective Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

         (b) to the best of Holdings' knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by the Borrower, Holdings or any of their respective existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by the Borrower, Holdings or their respective existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the Commitment Termination Date in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

         7.1. Affirmative Covenants. Each of the Borrower and Holdings agrees with each Agent and each Lender that, the Borrower and Holdings will, and will cause each other Obligor to, perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VII of the Holdings Credit Agreement, each such agreement, covenant and obligation contained in such Article VII, together with all related definitions, exhibits and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Section and all of such agreements, covenants and obligations, for purposes of this Agreement, shall survive the termination and/or expiration of the Holdings Credit Agreement, and, for purposes of this Agreement, no amendment, waiver, supplement or other modification of any of the terms or provisions of the Holdings Credit Agreement shall have any force or effect unless separately consented to in writing by the Majority Lenders in a writing making specific reference to this Agreement; provided that all references in such Article VII of the Holdings Credit Agreement to the term (i) "Borrower" shall for purposes of this Agreement be deemed to be a reference to "Holdings" and the "Borrower" under this Agreement,
(ii) "Obligor" shall for the purposes of this Agreement be deemed to be a reference to an

"Obligor" under this Agreement (iii) "Administrative Agent" shall for the purposes of this Agreement be deemed to be a reference to the "Administrative Agent, under this Agreement, and (iv) all references in such Article VII of the Holdings Credit Agreement to the term "Lender" or "Lenders" shall for all purposes of this Agreement be deemed to be references to the term "Lender" or "Lenders" as defined in this Agreement.

         7.2. Amendments, etc. to Holdings Credit Agreement. Each of the Borrower and Holdings hereby agrees to deliver, promptly upon the effectiveness thereof, true and complete copies of any amendment, supplement, extension or other modification of, or any replacement, refinancing, or restructuring of, the Holdings Credit Agreement, to each Agent and each Lender, and hereby agrees that if, in their sole discretion, the Agents and the Majority Lenders choose to incorporate herein any such amendment, supplement, extension or modification, the Borrower shall enter into a written amendment or modification to this Agreement to incorporate any such amendment, supplement, or other modification or other provision.

         7.3. Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital and general corporate purposes of the Borrower and its Subsidiaries.

         7.4. Mortgages. Within 45 days after the Closing Date, the Borrower shall deliver to the Agents counterparts of each Mortgage relating to each Designated Property (or, with respect to the selection by the Agents of any Designated Property not previously selected (and only with respect to such Designated Property) in accordance with the terms hereof, 45 days after the selection of such Designated Property not previously selected), the Borrower shall cause to be delivered a duly executed Mortgage (together with documentation, approvals and opinions requested by and reasonably satisfactory to the Agents), accompanied by legal opinions of outside counsel to the Borrower in respect of such collateral, reasonably satisfactory to the Agents, all at the Borrower's expense.

         7.5. Pledged Stock of Foreign Subsidiaries. Within 60 days after the Closing Date, the Borrower shall promptly deliver, or cause to be delivered, appropriate supplemental security documentation (consistent with the corresponding terms of the Pledge Agreement) under the law of the jurisdiction of incorporation of each Foreign Subsidiary which is a direct Subsidiary of the Borrower or a Domestic Subsidiary to the Administrative Agent, duly executed and delivered by an Authorized Officer of the pledgor thereof, all in form and substance satisfactory to the Administrative Agent, and

         (a) if not theretofore delivered, shall promptly deliver, or cause to be delivered, to the Administrative Agent certificates (if any) representing at least 65% of all of the issued and outstanding shares of capital stock of such Foreign Subsidiary that is a Material Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities or are held through a financial intermediary, confirmation and evidence satisfactory to the Administrative Agent that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or

         (b) other appropriate steps shall have been taken under the applicable law of such Foreign Subsidiary's jurisdiction of incorporation, formation or otherwise to effectuate the foregoing to the reasonable satisfaction of the Administrative Agent.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing, each of the Borrower and Holdings agrees with each Agent and each Lender that the Borrower and Holdings will, and will cause each other Obligor to, perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VIII of the Holdings Credit Agreement, each such agreement, covenant and obligation contained in such Article VIII, together with all related definitions, exhibits and ancillary provisions, as modified by the Form of Holdings Credit Agreement Amendment and, if such agreement is not effected within 10 days of the effectiveness of this Agreement, the applicable provisions of the Holdings Credit Agreement then effective being hereby incorporated into this Agreement by reference as though specifically set forth in this Article and all of such agreements, covenants and obligations, for purposes of this Agreement, shall survive the termination and/or expiration of the Holdings Credit Agreement, and, for purposes of this Agreement, no amendment, waiver, supplement or other modification of any of the terms or provisions of the Holdings Credit Agreement shall have any force or effect unless separately consented to in writing by the Majority Lenders in a writing making specific reference to this Agreement; provided that all references in such Article VIII of the Holdings Credit Agreement to the term (i) "Borrower" shall for purposes of this Agreement be deemed to be a reference to "Holdings" and the "Borrower" under this Agreement,
(ii) "Obligor" shall for the purposes of this Agreement be deemed to be a reference to an "Obligor" under this Agreement, (iii) "Administrative Agent" shall for the purposes of this Agreement be deemed to be a reference to the "Administrative Agent under this Agreement, (iv) all references in such Article VIII of the Holdings Credit Agreement to the term "Lender" or "Lenders" shall for all purposes of this Agreement be deemed to be references to the term "Lender" or "Lenders" as defined in this Agreement, (v) all references in such
Article VIII of the Holdings Credit Agreement to the term "Agreement" shall for all purposes of this Agreement be deemed to be references to the term "Agreement" as defined in this Agreement, (vi) all references in such Article VIII of the Holdings Credit Agreement to the term "Loan Document" shall for all purposes of this Agreement be deemed to be references to the term "Loan Document" as defined in this Agreement and, with respect to such reference in
Section 8.1(a) of the Holdings Credit Agreement, as incorporated by reference herein pursuant to this Article VIII, shall also mean the junior (and, in the case of the pledge of stock of the Borrower, pari passu) Liens created by the Loan Documents (as defined in the Holdings Credit Agreement) and (vii) the reference in Section 8.4(a) of the Holdings Credit Agreement to the term "Agreement" shall for all purposes of this Agreement be deemed to also include the Indebtedness incurred pursuant to the Holdings Credit Agreement.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.1. Event of Default. Any of the following shall constitute an "Event of Default":

         (a) Non-Payment. The Borrower fails to make (i) when and as required to be made herein, payments of any amount of principal of any Loan or (ii) within five days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) Representation or Warranty. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary or any Responsible Officer, furnished at any time under this Agreement or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of clause (a)(i) of Section 7.3 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VII hereof, or Sections 8.1, 8.2 through 8.8 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VIII hereof, or Section 8 of the Pledge Agreement or Section 4 of the Security Agreement; or

         (d) Other Defaults. The Borrower or any other Obligor fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 days after the date upon which (i) a Responsible Officer of the Borrower has actual knowledge thereof or (ii) written notice thereof is received by the Borrower or such Obligor, as applicable, from the Administrative Agent or the Majority Lenders; or

         (e) Cross-Default. The Borrower or any of its Subsidiaries (i) (A) fails to make any payment in respect of any Indebtedness (other than the Obligations or Indebtedness described in clause (c) of Section 8.4 of the Holdings Credit Agreement, as incorporated herein pursuant to Article VIII hereof) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or (B) fails to perform or observe any other condition or covenant, or (except in the case of Indebtedness consisting of any Swap Contract) any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or, in the case of Indebtedness consisting of Contingent Obligations, to become due and payable and (ii) the aggregate amount of such Indebtedness, together with the aggregate amount of all other Indebtedness in default for failure to make payment or the maturity of which has been declared, or could be so declared, to be so due and payable, equals or exceeds $20,000,000; or

         (f) Insolvency; Voluntary Proceedings. The Borrower or any Material Subsidiary (i) makes a general assignment for the benefit of creditors or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered;
(iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

         (i) Judgments. One or more judgments, orders, decrees or arbitration awards is entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance provided by a carrier that has not disputed coverage in writing) of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof; or

         (j)  Change of Control.  There occurs any Change of Control; or

         (k) Collateral. Any provision of the Pledge Agreement, the Security Agreement or any Mortgage shall for any reason (other than as a result of acts or omissions of the Administrative Agent or any Lender) cease to create a valid security interest in the collateral purported to be covered thereby (other than as to any such collateral which is immaterial) or any material provision of the Pledge Agreement, the Security Agreement, any Mortgage or the Guaranty shall cease to be valid and binding on or enforceable against the Borrower or any other Obligor party thereto, or the Borrower or any other Obligor shall deny or disaffirm in writing its obligations under the Pledge Agreement, the Security Agreement, any Mortgage or the Guaranty.

         9.2. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority
Lenders:

         (a) declare the commitment of each Lender to make Loans to be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

         (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in clause (f) or (g) of Section 9.1 with respect to the Borrower (in the case of clause (g)(i), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid without further act of the Administrative Agent or any Lender.

         9.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENTS

         10.1. Appointment and Authorization; "Administrative Agent". Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or any other Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or any other Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent or any other Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3. Limitation on Liability of Agents and Agent-Related Persons. None of the Agents or Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower, Holdings or any Subsidiary or Affiliate of the Borrower or Holdings, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any other Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral security, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent or Agent-Related

Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or Holdings or any of the Borrower's or Holdings' respective Subsidiaries or Affiliates.

         10.4. Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall, subject to the provisions of this Article X, take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX (other than any such action which may conflict with applicable law); provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders (except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Majority Lenders).

         10.6. Credit Decision. Each Lender acknowledges that none of the Agents or Agent-Related Persons has made any representation or warranty to it, and that no act by the Agents hereinafter taken, including any review of the affairs of the Borrower, Holdings and their respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent or Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, Holdings and their respective Subsidiaries, the value of and title to any collateral security, and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agents or Agent-Related Persons.

         10.7. Indemnification of Agents and Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agents and Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with its Loan Percentage or, if indemnification is sought after Commitments are terminated or expire, the Loan Percentages in effect immediately prior to such termination or expiration, or, if indemnification or reimbursement is sought after Loans are paid in full, the Loan Percentages in effect immediately prior thereto from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agents or Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its ratable share, in accordance with its Loan Percentage or, if reimbursement is sought after the commitments have terminated or expired, the Loan Percentages in effect immediately prior to such termination or expiration or, if indemnification or reimbursement is sought after Loans are paid in full, the Loan Percentages in effect immediately prior thereto of any costs or out-of-pocket expenses (including legal costs and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         10.8. Agents in Individual Capacity. Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower, Holdings and their respective Subsidiaries and Affiliates as though the applicable Agent-Related Person were not the Administrative Agent, Documentation Agent or Syndication Agent hereunder or in connection herewith and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Agent-Related Persons may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower, Holdings or such Subsidiary) and acknowledge that each such Agent-Related Person shall be under no obligation to provide such information to them. With respect to its Loans, the applicable Agent-Related Person shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, Documentation Agent or Syndication Agent, as the case may be, and the terms "Lender" and "Lenders" include the applicable Agent-Related Person in its individual capacity.

         10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower, which approval shall not be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Agents, the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

         10.10. Withholding Tax. (a) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 pursuant to clause (d)(i) of Section 4.1 and such Lender sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

         (b) If any Lender claiming exemption from United States withholding tax by providing IRS Form 4224 to the Administrative Agent sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (c) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause (d)(i) of Section 4.1 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including legal costs and expenses). The obligation of the Lenders under this clause shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         10.11. Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security, the Pledge Agreement, the Security Agreement or the Mortgages which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents.

         (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (i) any security interest or Lien granted to or held by the Administrative Agent upon any collateral security (A) upon termination of the Commitments and payment in full in cash of all principal of and interest on the Loans, all fees payable pursuant to Sections
2.10 and 11.4, and all other fees, costs and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement (other than, in any event, as to items stated to survive the termination of this Agreement)); (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (C) constituting property in which the Borrower, Holdings or any of their respective Subsidiaries owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (D) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (E) if approved, authorized or ratified in writing by the Majority Lenders or each Lender, as applicable, and (ii) any Guarantor from its obligations under the Guaranty in the event such Guarantor is not required to be a Guarantor pursuant to the terms of this Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral security pursuant to this Section.

         10.12. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice of request required to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lenders each document or instrument received and copies of all other communications received by the Administrative Agent in each case from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and Majority Lenders and notified to the Administrative Agent (or signed by the Borrower and the Administrative Agent at the written request of Majority Lenders) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition:

         (a) no such waiver, amendment or consent shall (i) forgive any principal of any Loan or extend the final scheduled maturity date of any Loan (it being understood that any waiver or amendment of any installment or prepayment or the method of application of any prepayment to the amortization of the Obligations shall not constitute such an extension), or forgive any interest or reduce the stated rate or extend the scheduled time of payment of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the final expiration date of any Lender's Commitments or increase the aggregate amount of the Commitments of any Lender, in each case without the consent of the Lender holding such Loan, to whom such interest or fee is payable or having such Commitments, or (ii) amend, modify or waive any provision of this Section
11.1 or reduce the percentages specified in the definitions of the terms "Majority Lenders" or consent to the assignment or transfer by the Borrower of its rights and obligations under any Loan Document to which it is a party, in each case without the consent of each Lender directly and adversely affected thereby, or (iii) release all or substantially all the collateral security provided under the Loan Documents without the consent of all Lenders;

         (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent (in addition to the Lenders required under this Section to sign such amendment, waiver or consent), adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

         (c) the Fee Letter may not be amended, nor may the rights or privileges thereunder be waived, except in a writing executed by the parties thereto.

         11.2. Notices. (a) Except to the extent otherwise expressly provided herein, all notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted to or by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

         (b) All such notices, requests and communications shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, except that notices pursuant to Articles II or Article X to the Administrative Agent shall not be effective until actually received by the Administrative Agent.

         (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

         11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. All remedies provided in this Agreement are cumulative, and not exclusive of other remedies, at law or otherwise.

         11.4.  Costs and Expenses.  The Borrower shall:

         (a) pay or reimburse each Agent, as the case may be (subject to clause (e) of Section 5.1) promptly for all reasonable and documented costs and expenses incurred by such Person in connection with the development, preparation, delivery, execution and closing of, and all reasonable and documented costs and expenses incurred by such Person in connection with the administration and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable and documented fees, costs and expenses of outside counsel incurred by such Person with respect thereto; and

         (b) pay or reimburse each Agent and each Lender promptly for all reasonable and documented costs and expenses, including reasonable and documented legal fees, costs and expenses, incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.5. Borrower Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold each Agent, each Agent-Related Person, each Lender and each of their respective officers, directors, trustees, employees and agents (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable and documented legal fees, costs and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not the Borrower or any Affiliate of the Borrower or any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person or disputes among the Administrative Agent, the Lenders and/or their transferees. The agreements in this Section shall survive payment of all other Obligations.

         (b) Survival. The obligations in this Section shall survive payment of all other Obligations.

         11.6. Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Administrative Agent.

         11.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         11.8. Assignments, Participations, etc. (a) Any Lender may, with the prior written consent of the Borrower and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no consent of the Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) all or any part of the Loans and the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of the lesser of $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent in their sole and absolute discretion) and the full remaining amount of such Lender's Loans or Commitments (except that no such minimum shall be applicable on an assignment to a Lender or an Affiliate of a Lender); provided, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Eligible Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Eligible Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Eligible Assignee; (ii) such Lender and its Eligible

Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit H ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Lender or Eligible Assignee has paid to the Administrative Agent a registration and processing fee in the amount of $3,000.

         (b) Upon the request of the Eligible Assignee, solely to facilitate the pledge or assignment of its Loans to any Federal Reserve Bank, the Borrower shall issue Notes to the Eligible Assignee. Upon the request of the assignor Lender, if applicable, solely to facilitate the pledge or assignment of its Loans to any Federal Reserve Bank, the Borrower shall issue a reduced Note to such assignor in exchange and replacement for its then existing Note.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent specified on Schedule 11.2 (or at such other address as may be designated by the Administrative Agent from time to time in accordance with Section 11.2) a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (and consented to by the Administrative Agent and, in the case of an Eligible Assignee that is not an Affiliate of the assigning Lender, by the Borrower (in each case such consent not to be unreasonably withheld)) together with payment to the Administrative Agent of the registration and processing fee described in clause (a)(iii), the Administrative Agent shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Immediately upon the recordation of such information in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

         (e) Any Lender may at any time sell to one or more commercial Lenders or other Persons not Affiliates of the Borrower and which is also an Eligible Assignee (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that
(i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require the consent of the Originating Lender as an affected Lender as described in clause (a)(i) of
Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Lender hereunder, but shall not be entitled to any greater amount than would be payable to the original Lender if no participation had been made and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         (f) Subject to Section 11.9, the Borrower authorizes each Lender to disclose to any Eligible Assignee or Participant (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to such Transferee or prospective Transferee becoming a party to this Agreement; provided, however, that neither the Administrative Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a confidentiality agreement containing substantially similar terms to the terms specified in Section 11.9.

         (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, or any successor thereto, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.9. Confidentiality. Each Lender agrees to maintain, in accordance with its customary procedures for handling confidential information, the confidentiality of all information provided to it by or on behalf of the Borrower or any Subsidiary, or by the Administrative Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document ("Confidential Information"), and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or
(ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section 11.9; (G) to any Participant or Assignee, actual or potential, provided that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder; and (H) to its Affiliates who have been advised that such information is confidential pursuant to this Section 11.9. Unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any Governmental Authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided that in no event shall the Administrative Agent or any Lender be obligated to return any materials furnished by the Borrower, Holdings or any of their respective Subsidiaries. This Section shall supersede any confidentiality letter or agreement with respect to the Borrower or the Facilities entered into prior to the date hereof.

         11.10. Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness, credits or claims (in each case, in any currency and whether direct or indirect, absolute or contingent, matured or unmatured) at any time owing by such Lender (or any branch or agency thereof) to or for the credit or the account of the Borrower against any and all Obligations then due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise). Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, each Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.15. Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENTS AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         11.16. Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE AGENTS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         11.17. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                         SPALDING & EVENFLO COMPANIES, INC.,
                                           as the Borrower


                                         By: ___________________________________
                                             Name:
                                             Title:


                                         EVENFLO & SPALDING HOLDINGS
                                           CORPORATION, as a Guarantor


                                         By: ___________________________________
                                             Name:
                                             Title:


                                         BANK OF AMERICA NATIONAL TRUST &
                                           SAVINGS ASSOCIATION, as
                                           Administrative Agent



                                         By: ___________________________________
                                             Name:
                                             Title:


                                         MERRILL LYNCH CAPITAL CORPORATION,
                                           as Documentation Agent


                                         By: ___________________________________
                                             Name:
                                             Title:


                                         NATIONSBANK N.A. SOUTH, as
                                           Syndication Agent


                                         By: ___________________________________
                                             Name:
                                             Title:

                                         Lenders:

                                         BANK OF AMERICA NATIONAL TRUST &
                                           SAVINGS ASSOCIATION


                                         By: ___________________________________
                                             Name:
                                             Title:


                                         MERRILL LYNCH CAPITAL CORPORATION


                                         By: ___________________________________
                                             Name:
                                             Title:


                                         NATIONSBANK N.A. SOUTH


                                         By: ___________________________________
                                             Name:
                                             Title: